UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2025
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01 Regulation FD Disclosure.
On April 1-2, 2025, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) held its 73rd Annual Meeting of its membership. With the theme of Focus on Our Path Forward, Tri-State highlighted its accomplishments from 2024 and how Tri-State is moving forward with a clear vision.
During the reports of its Chairman (Tim Rabon), Treasurer (Stuart Morgan), Chief Executive Officer (Duane Highley), and General Counsel (Jay Sturhahn), Tri-State reviewed the major achievements during 2024:
•Tri-State’s filing of its new Class A wholesale rate schedule (A-41) that incorporated a new formula rate with the Federal Energy Regulatory Commission (“FERC”) that FERC accepted, effective August 1, 2024, subject to hearing, settlement procedures and refund.
•The development of Tri-State’s Bring Your Own Resource Program and FERC’s acceptance of an associated tariff. The program is designed to provide its utility members with the flexibility to build, own or contract for power supply projects that do not exceed 40% of that utility member’s 2022 peak load, while avoiding cost shifts amongst Tri-State’s utility members.
•The Phase I settlement agreement for Tri-State’s 2023 Electric Resource Plan, and commencement of the Phase II bid process.
•Debt reductions through repaying the $150 million 2023 multiple advance rate term loan, the $128 million bullet maturity for Tri-State’s First Mortgage Bonds, Series 2014E-1 and over $180 million in commercial paper borrowings.
•Signed award commitment letters with the U.S. Department of Agriculture related to the Empowering Rural America (New ERA Program) for $679 million in budget authority to fund approximately $2.5 billion of new electric generation and refinancing projects to enhance the reliability and affordability of Tri-State’s system.
Duane Highley discussed Tri-State’s upcoming plans for the future through the lens of reliability, affordability, flexibility, and responsibility. Mr. Highley reviewed Tri-State’s enhanced planning reserve margins that were part of the modeling for Phase II of Tri-State’s 2023 Electric Resource Plan. Mr. Highley also discussed the rate pressures facing Tri-State, the stability of Tri-State’s rates to its utility members since 2017, and a preliminary forecasted potential rate increase for 2026 of 6%, with staff exploring options to reduce the impact to utility members. Mr. Highly also highlighted the importance of an all-of-the-above resource portfolio strategy.
During its April 2025 Board of Directors (“Board”) meeting held after conclusion of its 2025 Annual Meeting, Tri-State’s Board considered the recommendation of the Wholesale Electric Service Contract (“WESC”) committee to extend the initial expiration date of the WESC from 2050 to 2066, remove the 5% self-supply limit in the existing WESC, and adjusting the self-supply limit to 20%, which will be memorialized in a Board Policy that will be filed with FERC. Tri-State’s Board approved a new form WESC with an extended initial expiration date of December 31, 2066, and encouraged its utility members to sign the new form WESC in May 2025. Tri-State plans to file the executed WESCs with the extended term with FERC in early June 2025.
As required by Tri-State’s Bylaws, an election of the officers of Tri-State’s Board were held immediately after the 2025 Annual Meeting. All of Tri-State’s officers were re-elected for another term: Tim Rabon, as chair; Don Keairns, as vice chair; Julie Kilty, as secretary; Stuart Morgan, as treasurer; and Thaine Michie and Scott Wolfe, as assistant secretaries.
On April 3, 2025, we issued a press statement related to our 2025 Annual Meeting. A copy of the press statement is attached to this report as Exhibit 99.1.
The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any of our filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-

looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the timing of executing and filing of the WESC and the preliminary forecasted rate increase in 2026, the specific rate increase percentage, any mitigation efforts to reduce the specific rate increase percentage, the effectiveness of any mitigation efforts to reduce the specific rate increase percentage and the timing, availability and disbursement of funds related to the New ERA Program. These statements are based on various assumptions, whether or not identified in this Current Report or the exhibit hereto, and on the current expectations of management and are not predictions of actual events.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Tri-State Press Statement issued on April 3, 2025

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: April 3, 2025	By:	/s/ Todd E. Telesz
Todd E. Telesz
Senior Vice President/Chief Financial Officer